UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 8, 2012

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On November 8, 2012, at the Wells Fargo Tech, Media & Telecom Conference, Francis Shammo, Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (Verizon) provided an update on Verizon’s financial and operational performance.

The Company expects capital expenditures for 2012 to be lower than 2011 capital expenditures of $16.2 billion and expects capital expenditures for 2013 to be flat with capital expenditures for 2012.

For the fourth quarter 2012, the Company expects that customer additions to its FiOS Internet and Video service will be lower than the Company’s estimate of 150,000 to 170,000 because of the dedication of its resources to restoration activity resulting from Hurricane Sandy.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding Verizon’s future expectations, beliefs, goals or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors described in Verizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in its most recent quarterly report filed with the SEC. Verizon assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	November 8, 2012	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller